UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2017

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32563	23-2956944
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361

(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2017, Orchids Paper Products Company (the “Company”) entered into Amendment No. 5 (the “Credit Agreement Amendment”) to its Second Amended and Restated Credit Agreement dated June 25, 2015 by and among the Company, U.S. Bank National Association (“U.S. Bank”) and the other lenders party thereto (the “Credit Agreement”).

The Credit Agreement Amendment, among other things, struck the fixed charge coverage for the period ended June 30, 2017, thereby also waiving a requirement for a Cash Reserve, as defined in the Credit Agreement, to be funded by that date. Covenants for future periods remain unchanged from the prior amendment. Additionally, the Company agreed not to make any dividend or other distribution payment with respect to its equity unless the Company has achieved a Leverage Ratio of less than 4.0:1.0 for two consecutive fiscal quarters and no Default or Event of Default (as defined in the Credit Agreement) exists or would exist following such payment. The amount and timing of dividend payments otherwise remains subject to the judgment and approval of the Board of Directors. A fee of 0.20% of the Credit Facility, which amounts to $348,200, was paid to the Lenders.

Obligations under the Credit Agreement remain secured by substantially all of the Company’s assets. Also, the Credit Agreement continues to include representations and warranties, and affirmative and negative covenants customary for financings of this type, including, but not limited to, limitations on additional borrowings, additional investments and asset sales.

On June 30, 2017, and in conjunction with the Credit Agreement Amendment, the Company also amended the loan agreement (the “NMTC Loan Agreement”) by and among the Company’s wholly owned subsidiaries and certain Community Development Financial Institutions relating to the Company’s participation in the New Market Tax Credits program of the Internal Revenue Code in order to align the NMTC Loan Agreement with the Credit Agreement. The amendment to the NMTC Loan Agreement incorporated the same substantive changes as the Credit Agreement Amendment.

The foregoing summaries are not complete and are qualified in their entirety by reference to the full text of the Amendment attached to this Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated by reference.

Item 8.01. Other Events.

Subject to market conditions, the Company is currently exploring the refinancing of some or all of its current outstanding indebtedness with the goals of increasing the Company’s financial flexibility and creating greater available liquidity. The Company is considering a range of possible refinancing alternatives.

The Company will target any potential refinancing transaction to close and fund in the third quarter of 2017. Consummation of the potential refinancing is subject to market and other customary conditions, including, among other things, the execution of definitive documentation. There can be no assurances as to the terms and conditions on which the potential refinancing maybe consummated, or that the potential refinancing will be consummated.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits. See the Exhibit Index which is hereby incorporated by reference.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K includes statements that may constitute “forward looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the filing of this Form 8-K. Such forward-looking statements include, without limitation, the Company's beliefs, expectations, focus and/or plans about future events, including those regarding the potential refinancing, and the terms, conditions, timing and costs of any such refinancing. Actual results may differ materially from such forward-looking statements for a number of reasons, including difficulties, delays, unanticipated costs or our inability to consummate the potential refinancing, in whole or in part. Factors other than those listed above could also cause the Company’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company’s websites or other websites referenced herein shall not be incorporated by reference into this Form 8-K. Other important factors are discussed under the caption “Forward-Looking Statements” and “Risk Factors “in the Company’s Form 10-K for the year ended December 31, 2016 and in subsequent filings made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: July 5, 2017	By:	/s/ Rodney D. Gloss
Rodney D. Gloss Chief Financial Officer

Exhibit Index

Exhibit	Description
10.1	Amendment No. 5, dated as of June 30, 2017, to Second Amended and Restated Credit Agreement, dated as of June 25, 2015, among Orchids and U.S. Bank National Association, as administrative agent.